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February 12, 2013

Net Element International, Inc.

1450 South Miami Ave.

Miami, FL 33130

Re:	Net Element International, Inc. — Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as counsel to Net Element International, Inc., a Delaware corporation (f/k/a Cazador Acquisition Corporation Ltd.) (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) the registration and sale by the selling securityholders named in the Registration Statement of an aggregate of 4,340,000 warrants to purchase shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), which warrants were originally issued to Cazador Sub Holdings Ltd. in a private placement prior to the Company’s initial public offering (the “Warrants”), and (ii) the registration, issuance and sale by Company of an aggregate of 4,340,000 shares of Common Stock issuable upon exercise of the Warrants. The Warrants were issued pursuant to a Warrant Agreement, dated as of October 7, 2010, by and between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”).

In rendering the opinions expressed below, we have examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company and of such agreements, documents, certificates, statements of governmental officials and instruments and have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for this letter.  We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

Based on, and subject to the foregoing and the other limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

(a)	The Warrants constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

NEW YORK ♦ LONDON ♦ HONG KONG ♦ CHICAGO ♦ WASHINGTON, D.C. ♦ BEIJING ♦ PARIS ♦ LOS ANGELES ♦ SAN FRANCISCO ♦ PHILADELPHIA ♦ SHANGHAI ♦ PITTSBURGH

MUNICH ♦ ABU DHABI ♦ PRINCETON ♦ NORTHERN VIRGINIA ♦ WILMINGTON ♦ SILICON VALLEY ♦ DUBAI ♦ CENTURY CITY ♦ RICHMOND ♦ GREECE

Net Element International, Inc.
February 12, 2013

(b)	The shares of Common Stock underlying the Warrants, when issued upon exercise of the Warrants in the manner and on the terms described in the Registration Statement, the Warrant Agreement and the Warrants, will be duly authorized, validly issued, fully paid and non-assessable.

This letter is limited to the Delaware General Corporation Law and the federal laws of the United States of America. We express no opinion as to matters related to securities or “blue sky” laws of any jurisdiction or any rules or regulations thereunder (other than the federal laws of the United States of America).

The opinions set forth herein are given as of the date hereof, and we undertake no obligation to update or supplement this letter if any applicable law changes after the date hereof or if we become aware of any fact or other circumstances that changes or may change any opinion set forth herein after the date hereof or for any other reason.

We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated thereunder.

Very truly yours,

/s/ Reed Smith LLP

REED SMITH LLP

YCP/RKM